Exhibit 99.1

Investor Relations Update

July 13, 2016

General Overview

•	Pre-tax Margin—The Company expects its second quarter pre-tax margin excluding special charges to be approximately 14 to 16 percent[1].

•	Proft Sharing—On March 23, 2016, the Company announced that it would institute a profit sharing program, retrospective to January 1, 2016. As a result, the Company will now accrue 5 percent of its pre-tax profits excluding special items[1] for this program, with an anticipated distribution to employees in early 2017.

•	CASM—Mainline CASM excluding fuel and special items[1] is expected to be up approximately 4 percent to 6 percent in 2016. This forecast incorporates the impact of the joint contracts with our customer service and reservation agents and dispatchers, but does not include the impact of any future labor contracts that may be ratified in 2016. This guidance and the CASM guidance in the following pages includes the impact of profit sharing.

•	Capacity—2016 total system capacity is expected to be up approximately 2 percent vs. 2015, down 0.5 points from previous guidance. Full year domestic capacity is expected to be up approximately 2 percent year-over-year, down 0.5 points from previous guidance, while international capacity is expected to be up approximately 2 percent vs. 2015, also down 0.5 points from previous guidance.

•	Liquidity—As of June 30, 2016, the Company had approximately $9.5 billion in total available liquidity, comprised of unrestricted cash and investments of $7.1 billion and $2.4 billion in undrawn revolver capacity. The Company also had a restricted cash position of $640 million.

•	Fuel—The Company expects to pay an average of between $1.39 and $1.44 per gallon of mainline jet fuel (including taxes) in the second quarter. Forecasted volume and fuel prices, based on the July 8, 2016, forward curve, are provided in the following pages.

•	Cargo / Other Revenue—Includes cargo revenue, loyalty program revenue, ticket change fees, excess/overweight baggage fees, first and second bag fees, contract services, airport clubs and inflight service revenues.

•	Taxes—As of December 31, 2015, the Company had approximately $8.0 billion of federal net operating losses (NOLs) and $4.0 billion of state NOLs, substantially all of which are expected to be available in 2016 to reduce future federal and state taxable income. The Company expects to recognize a provision for income taxes in 2016 at an effective rate of approximately 38 percent, which will be substantially non-cash.

Notes:

1.	American is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be determined at this time.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Mainline Update

July 13, 2016

Mainline Comments

•	All operating expenses are for mainline operated flights only. Please refer to the following page for information pertaining to regional data.

•	Full-year mainline capacity is now expected to increase by approximately 1 percent, down 1 point from the previous guidance. Due to this capacity cut, and certain expenses moving from the second quarter to later in the year, CASM guidance has increased for both the third and fourth quarters.

•	Other revenues have increased by approximately $100 million in each of the third and fourth quarters due to the recently announced credit card agreement.

	1Q16A	2Q16E	3Q16E	4Q16E	FY16E2
Mainline Guidance[1]
Available Seat Miles (ASMs) (bil)	57.6	~62.7	~64.1	~58.0	~242.3
CASM ex fuel and special items (YOY% change)[3]	9.62	+3% to +5%	+6% to +8%	+5% to +7%	+4% to +6%

Cargo Revenues ($ mil)	162	~170	~175	~200	~705
Other Revenues ($ mil)	1,186	~1,190	~1,275	~1,250	~4,900

Average Fuel Price (incl. taxes) ($/gal) (as of 7/8/2016)	1.20	1.39 to 1.44	1.51 to 1.56	1.54 to 1.59	1.41 to 1.46
Fuel Gallons Consumed (mil)	855	~931	~949	~851	~3,586

Interest Income ($ mil)	(13)	~(15)	~(13)	~(11)	~(52)
Interest Expense ($ mil)	239	~249	~251	~251	~990
Other Non-Operating (Income)/Expense ($ mil)[4,5]	(8)	~(10)	~3	~3	~(12)

CAPEX Guidance ($ mil) Inflow/(Outflow)
Non-Aircraft CAPEX	(258)	~(295)	~(307)	~(341)	~(1,200)

Gross Aircraft CAPEX & net PDPs	(1,295)	~(1,161)	~(820)	~(1,211)	~(4,487)
Assumed Aircraft Financing[6]	1,501	~1,208	~1,122	~274	~4,105

Net Aircraft CAPEX & PDPs[2]	206	~48	~302	~(937)	~(381)

Notes:

1.	Includes guidance on certain non-GAAP measures. American is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be determined at this time.
2.	Numbers may not recalculate due to rounding.
3.	CASM ex fuel and special items is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document. All CASM guidance includes the impact of profit sharing.
4.	Excludes special items; please see the GAAP to non-GAAP reconciliation at the end of this document.
5.	Other Non-Operating (Income)/Expense primarily includes gains and losses from foreign currency.
6.	Includes financing for 2016 aircraft deliveries, as well as the $1.1 billion of EETC financing completed in Q1 for aircraft delivered in prior years.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Regional Update

July 13, 2016

Regional Comments

•	The Company receives feed from 10 regional airlines, including wholly owned subsidiaries Envoy, PSA Airlines and Piedmont Airlines.

•	Republic Airways Holdings Inc. filed for Chapter 11 bankruptcy on February 25, 2016 and the court-supervised restructuring of that company is underway. As part of the restructuring process, Republic capacity provided to the Company has been significantly reduced commencing in the second quarter.

•	Third and fourth quarter capacity has been reduced from previous guidance by approximately 0.5 percentage points and 1 percentage point respectively.

	1Q16A	2Q16E	3Q16E	4Q16E	FY16E2
Regional Guidance[1]
Available Seat Miles (ASMs) (bil)	7.50	~8.08	~8.19	~7.98	~31.74
CASM ex fuel and special items (YOY% change)[3]	16.11	-4% to -6%	-3% to -5%	-3% to -5%	-3% to -5%

Average Fuel Price (incl. taxes) ($/gal) (as of 7/8/2016)	1.24	1.44 to 1.49	1.56 to 1.61	1.61 to 1.66	1.46 to 1.51
Fuel Gallons Consumed (mil)	178	~191	~198	~196	~763

Regional Airlines
Envoy[4]	Mesa Airlines, Inc.
SkyWest Airlines, Inc.[5]	Piedmont Airlines, Inc.[4]
ExpressJet Airlines, Inc.[5]	PSA Airlines, Inc.[4]
Republic Airline Inc.	Trans States Airlines, Inc.
Air Wisconsin Airlines Corporation	Compass Airlines, LLC

Notes:

1.	Includes guidance on certain non-GAAP measures. American is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of special items cannot be determined at this time.
2.	Numbers may not recalculate due to rounding.
3.	CASM ex fuel and special items is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document. All CASM guidance includes the impact of profit sharing.
4.	Wholly owned subsidiary of American Airlines Group Inc.
5.	Pro-rate agreement and capacity purchase agreement.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Fleet Update

July 13, 2016

Fleet Comments

•	In 2016, the Company expects to take delivery of 55 mainline aircraft including 25 A321 aircraft, 20 B738 aircraft, 2 B773 aircraft, 4 B788 aircraft, and 4 B789 aircraft. The Company expects to retire 76 mainline aircraft, including 4 A320 aircraft, 13 B757 aircraft, 14 B763 aircraft and 45 MD80 aircraft.

•	In 2016, the Company expects to add 49 regional aircraft, including 7 CRJ700 aircraft,18 CRJ900 aircraft and 24 E175 aircraft. The Company expects to retire 17 CRJ200 aircraft and 5 Dash 8-100 aircraft and place in temporary storage 1 ERJ140 aircraft.

•	As part of its restructuring process, Republic Airways has to date reduced the fleet capacity available to the Company by 18 E170 aircraft and 3 E175 aircraft. The Company is negotiating an amendment to its contractual relationship with Republic which as currently proposed contemplates further reduction of aircraft operated by Republic on behalf of the Company. No assurance can be given that the Company will be able to successfully complete this renegotiation. The Company has taken various actions to mitigate the effects of this reduction in flying, including by adjusting its mainline schedule and seeking additional capacity from its wholly owned regional subsidiaries and other regional providers.

		Active Mainline Ending Fleet Count
	2015A	1Q16A	2Q16A	3Q16E	4Q16E
A319	125	125	125	125	125
A320	55	51	51	51	51
A321	174	180	187	192	199
A332	15	15	15	15	15
A333	9	9	9	9	9
B738	264	269	274	279	284
B757	64	57	55	53	51
B763	45	40	40	35	31
B772	47	47	47	47	47
B773	18	20	20	20	20
B788	13	15	17	17	17
B789	—	—	—	1	4
E190	20	20	20	20	20
MD80	97	94	87	53	52

	946	942	947	917	925

		Active Regional Ending Fleet Count [1]
	2015A	1Q16A	2Q16A	3Q16E	4Q16E
CRJ200	128	125	124	123	111
CRJ700	61	61	67	68	68
CRJ900	100	107	115	118	118
DASH 8-100	26	26	26	26	21
DASH 8-300	11	11	11	11	11
E170	20	20	2	2	2
E175	109	115	118	124	130
ERJ140	14	14	19	15	13
ERJ145	118	118	118	118	118

	587	597	600	605	592

Notes:

1.	At the end of the second quarter, the Company had 40 ERJ140 regional aircraft in temporary storage not included in the active regional ending fleet count.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Shares Outstanding

July 13, 2016

Shares Outstanding Comments

•	On April 21, 2016, the Company’s Board authorized a new $2.0 billion share repurchase program to expire by the end of 2017. This brings the total amount authorized for share repurchase programs to $9.0 billion since the merger.

•	In the second quarter, the Company repurchased 50.2 million shares at a cost of $1.7 billion. Including share repurchases, shares withheld to cover taxes associated with employee equity awards and share distributions, and the cash extinguishment of convertible debt, our share count has dropped 29 percent from 756.1 million at merger close to 537.1 million shares on June 30, 2016.

2016 Shares Outstanding (shares mil)1

	Shares
For Q2	Basic	Diluted
Earnings	563	566
Net loss	563	563

	Shares
For Q3-Q4 Average	Basic	Diluted
Earnings	537	541
Net loss	537	537

	Shares
For FY 2016 Average	Basic	Diluted
Earnings	561	565
Net loss	561	561

Notes:

1.	Shares outstanding are based upon several estimates and assumptions, including average per share stock price and stock award activity and do not take into consideration any share repurchase activity after the end of the second quarter 2016. The number of shares in actual calculations of earnings per share will likely be different from those set forth above.

Please refer to the footnotes and the forward looking statements page of this document for additional information

GAAP to Non-GAAP Reconciliation

July 13, 2016

The Company is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The Company believes that the non-GAAP financial measures provide investors the ability to measure financial performance excluding special items, which is more indicative of the Company’s ongoing performance and is more comparable to measures reported by other major airlines. The Company believes that the presentation of mainline CASM excluding fuel and special items and regional CASM excluding fuel and special items is useful to investors because both the cost and availability of fuel are subject to many economic and political factors beyond the Company’s control.

	American Airlines Group Inc GAAP to Non-GAAP Reconciliation
	($ mil except ASM and CASM data)
	1Q16	2Q16 Range		3Q16 Range		4Q16 Range		FY16 Range
	Actual	Low	High	Low	High	Low	High	Low	High
Mainline
Mainline operating expenses[1]	$6,668	$6,958	$7,114	$7,249	$7,406	$6,926	$7,075	$27,820	$28,392
Less mainline fuel	1,029	1,294	1,341	1,433	1,480	1,311	1,353	5,067	5,203
Less special items	99	—	—	—	—	—	—	99	99

Mainline operating expense excluding fuel and special items	5,540	5,664	5,774	5,816	5,926	5,615	5,722	22,654	23,090

Mainline CASM (cts)[1]	11.58	11.10	11.35	11.31	11.55	11.94	12.20	11.48	11.72

Mainline CASM excluding fuel and special items (Non-GAAP) (cts)	9.62	9.03	9.21	9.07	9.24	9.68	9.87	9.35	9.53

Mainline ASMs (bil)	57.6	62.7	62.7	64.1	64.1	58.0	58.0	242.3	242.3

Regional
Regional operating expenses[1]	$1,432	$1,492	$1,527	$1,537	$1,572	$1,536	$1,572	$5,975	$6,106
Less regional fuel expense	219	275	285	309	319	316	325	1,118	1,148
Less special items	5	—	—	—	—	—	—	5	5

Regional operating expenses excluding fuel and special items	1,208	1,217	1,243	1,228	1,254	1,221	1,246	4,852	4,954

Regional CASM (cts)[1]	19.10	18.46	18.90	18.76	19.20	19.25	19.69	18.83	19.24

Regional CASM excluding fuel and special items (Non-GAAP) (cts)	16.11	15.06	15.38	14.99	15.31	15.30	15.62	15.29	15.61

Regional ASMs (bil)	7.50	8.08	8.08	8.19	8.19	7.98	7.98	31.74	31.74

Other Non-Operating (Income)/Expense
Other non-operating (income)/expense[1]	$(8)	$(10)	$(10)	$3	$3	$3	$3	$(12)	$(12)
Less special items	—	—	—	—	—	—	—	—	—

Other non-operating (income)/expense excluding special items	(8)	(10)	(10)	3	3	3	3	(12)	(12)

Notes: Amounts may not recalculate due to rounding.

(1)	Certain of the guidance provided excludes special items. The Company is unable to fully reconcile such forward-looking guidance to the corresponding GAAP measure because the full nature and amount of the special items cannot be determined at this time. Special items for this period are expected to include items related to merger/transition costs, bankruptcy-related costs, aircraft fleet restructuring costs, labor-related costs and certain other costs.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Forward Looking Statements

July 13, 2016

Cautionary Statement Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, estimates, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to the following: significant operating losses in the future; downturns in economic conditions that adversely affect the Company’s business; the impact of continued periods of high volatility in fuel costs, increased fuel prices and significant disruptions in the supply of aircraft fuel; competitive practices in the industry, including the impact of low cost carriers, airline alliances and industry consolidation; the challenges and costs of integrating operations and realizing anticipated synergies and other benefits of the merger transaction with US Airways Group, Inc.; costs of ongoing data security compliance requirements and the impact of any significant data security breach; the Company’s substantial indebtedness and other obligations and the effect they could have on the Company’s business and liquidity; an inability to obtain sufficient financing or other capital to operate successfully and in accordance with the Company’s current business plan; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the effect the Company’s high level of fixed obligations may have on its ability to fund general corporate requirements, obtain additional financing and respond to competitive developments and adverse economic and industry conditions; the Company’s significant pension and other postretirement benefit funding obligations; the impact of any failure to comply with the covenants contained in financing arrangements; provisions in credit card processing and other commercial agreements that may materially reduce the Company’s liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; any inability to maintain labor costs at competitive levels; interruptions or disruptions in service at one or more of the Company’s hub airports; any inability to obtain and maintain adequate facilities, infrastructure and slots to operate the Company’s flight schedule and expand or change its route network; the Company’s reliance on third-party regional operators or third-party service providers that have the ability to affect the Company’s revenue and the public’s perception about its services; any inability to effectively manage the costs, rights and functionality of third-party distribution channels on which the Company relies; extensive government regulation, which may result in increases in the Company’s costs, disruptions to the Company’s operations, limits on the Company’s operating flexibility, reductions in the demand for air travel, and competitive disadvantages; the impact of the heavy taxation on the airline industry; changes to the Company’s business model that may not successfully increase revenues and may cause operational difficulties or decreased demand; the loss of key personnel or inability to attract and retain additional qualified personnel; the impact of conflicts overseas, terrorist attacks and ongoing security concerns; the global scope of the Company’s business and any associated economic and political instability or adverse effects of events, circumstances or government actions beyond its control, including the impact of foreign currency exchange rate fluctuations and limitations on the repatriation of cash held in foreign countries; the impact of environmental and noise regulation; the impact associated with climate change, including increased regulation to reduce emissions of greenhouse gases; the Company’s reliance on technology and automated systems and the impact of any failure of these technologies or systems; challenges in integrating the Company’s computer, communications and other technology systems; losses and adverse publicity stemming from any accident involving any of the Company’s aircraft or the aircraft of its regional or codeshare operators; delays in scheduled aircraft deliveries, or other loss of anticipated fleet capacity, and failure of new aircraft to perform as expected; the Company’s dependence on a limited number of suppliers for aircraft, aircraft engines and parts; the impact of changing economic and other conditions beyond the Company’s control, including global events that affect travel behavior such as an outbreak of a contagious disease, and volatility and fluctuations in the Company’s results of operations due to seasonality; the effect of a higher than normal number of pilot retirements and a potential shortage of pilots; the impact of possible future increases in insurance costs or reductions in available insurance coverage; the effect on the Company’s financial position and liquidity of being party to or involved in litigation; an inability to use net operating losses carried forward from prior taxable years (NOL Carryforwards); any impairment in the amount of the Company’s goodwill and an inability to realize the full value of the Company’s intangible or long-lived assets and any material impairment charges that would be recorded as a result; price volatility of the Company’s common stock; the effects of the Company’s capital deployment program and the limitation, suspension or discontinuation of the Company’s share repurchase programs or dividend payments thereunder; delay or prevention of stockholders’ ability to change the composition of the Company’s board of directors and the effect this may have on takeover attempts that some of the Company’s stockholders might consider beneficial; the effect of provisions of the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws that limit ownership and voting of its equity interests, including its common stock; the effect of limitations in the Company’s Restated Certificate of Incorporation on acquisitions and dispositions of its common stock designed to protect its NOL Carryforwards and certain other tax attributes, which may limit the liquidity of its common stock; and other economic, business, competitive, and/or regulatory factors affecting the Company’s business, including those set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 (especially in Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A, Risk Factors) and other risks and uncertainties listed from time to time in the Company’s other filings with the SEC. There may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law.

Please refer to the footnotes and the forward looking statements page of this document for additional information